EXHIBIT 99.2

Certification of Chief Financial Officer Pursuant to 18 U.S.C. Section 1350,
As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, Helene Simonet, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Coherent, Inc. on Form 10-Q for the fiscal quarter ended June 28, 2003, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of Coherent, Inc.

/s/ Helene Simonet

Helene Simonet
Executive Vice President and Chief Financial Officer
August 11, 2003

A signed original of this written statement required by Section 906 has been provided to Coherent, Inc. and will be retained by Coherent, Inc. and furnished to the Securities Exchange Commission or its staff upon request.